Exhibit 99.2

Equity Commonwealth
Supplemental Operating
and Financial Information

First Quarter 2024

Corporate Headquarters	Investor Relations
Two North Riverside Plaza	(312) 646-2801
Suite 2000	ir@eqcre.com
Chicago, IL 60606	www.eqcre.com
(312) 646-2800

TABLE OF CONTENTS

Corporate Information
Company Profile and Investor Information	3

Financial Information
Key Financial Data	4
Condensed Consolidated Balance Sheets	5
Additional Balance Sheet Information	6
Condensed Consolidated Statements of Operations	7
Calculation of Same Property Net Operating Income (NOI) and Same Property Cash Basis NOI	8
Same Property Results of Operations	9
Calculation of EBITDA, EBITDAre, and Adjusted EBITDAre	10
Calculation of Funds from Operations (FFO) and Normalized FFO	11

Portfolio Information
Property Detail	12
Leasing Summary	13
Capital Summary - Expenditures & Same Property Leasing Commitments	14
Tenants Representing 2.5% or More of Annualized Rental Revenue	15
Same Property Lease Expiration Schedule	16

Additional Support
Common & Potential Common Shares	17
Definitions	18

Forward-Looking Statements
Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements pertaining to our capital resources, portfolio performance, lease expirations schedules, results of operations or anticipated market conditions, including statements regarding the overall impact of COVID-19 and other external factors on the foregoing. Any forward-looking statements contained in this presentation are intended to be made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify forward-looking statements by the use of forward-looking terminology, including but not limited to, “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Any forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

COMPANY PROFILE AND INVESTOR INFORMATION
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States.

Same Property Statistics
No. of
Properties	Sq. Feet	% Leased	% Commenced
4	1,520,944	75.4%	74.6%

NYSE Trading Symbols
Common Stock: EQC
Preferred Stock Series D: EQCpD

Board of Trustees
David Helfand (Chair)	Peter Linneman (Lead Independent Trustee)	James A. Star
Ellen-Blair Chube	Mary Jane Robertson
Martin L. Edelman	Gerald A. Spector

Senior Management
David A. Helfand	David S. Weinberg
President and Chief Executive Officer	Executive Vice President and
Chief Operating Officer

William H. Griffiths	Orrin S. Shifrin
Executive Vice President,	Executive Vice President,
Chief Financial Officer and Treasurer	General Counsel and Secretary

Equity Research Coverage (1)
Citigroup	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com

Certain terms are defined in the definitions section of this document. All financial data included herein is unaudited.

(1)	Any opinions, estimates or forecasts regarding EQC's performance made by these analysts do not represent opinions, forecasts or predictions of EQC or its management. EQC does not by its reference to the analysts above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

KEY FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	As of and for the Three Months Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
OPERATING INFORMATION
Ending property count	4	4	4	4	4
Ending square footage (1)	1,521	1,521	1,521	1,521	1,507
Percent leased	75.4%	81.2%	80.8%	82.0%	81.6%
Percent commenced	74.6%	80.0%	79.9%	78.2%	77.0%
Net income attributable to EQC common shareholders	$23,408	$24,552	$24,149	$13,787	$20,688
Adjusted EBITDAre (2)	29,845	30,770	30,698	27,103	28,141
SAME PROPERTY OPERATING INFORMATION
Ending square footage (1)	1,521	1,521	1,521	1,521	1,507
Percent leased	75.4%	81.2%	80.8%	82.0%	81.6%
Percent commenced	74.6%	80.0%	79.9%	78.2%	77.0%
Same Property NOI (2)	$8,672	$8,611	$8,485	$7,644	$8,316
Same Property Cash Basis NOI (2)	7,833	7,443	8,205	7,884	8,418
Same Property NOI margin	57.1%	56.9%	55.8%	52.4%	53.4%
Same Property Cash Basis NOI margin	54.6%	53.3%	55.0%	53.2%	53.7%
SHARES OUTSTANDING AND PER SHARE DATA
Shares Outstanding at End of Period
Common shares outstanding	107,223	106,847	106,712	109,730	109,702
Dilutive restricted share units (RSUs), Operating Partnership Units, and LTIP Units (3)	1,358	1,467	1,779	1,891	2,068
Preferred shares outstanding (4)	4,915	4,915	4,915	4,915	4,915
Weighted Average Shares Outstanding - GAAP
Basic (5)	107,216	106,905	108,931	109,839	109,720
Diluted (5)	108,224	108,015	110,217	111,237	111,300
Distributions Declared Per Common Share	$—	$—	$—	$—	$4.25
BALANCE SHEET
Total assets	$2,439,686	$2,425,041	$2,393,786	$2,421,843	$2,399,324
Total liabilities	26,358	34,928	31,550	30,016	30,252
MARKET CAPITALIZATION
Market value of preferred shares	$122,880	$123,519	$122,929	$124,846	$122,831
Market value of diluted common shares	2,050,009	2,079,629	1,992,980	2,261,441	2,314,757
Total market capitalization	$2,172,889	$2,203,148	$2,115,909	$2,386,287	$2,437,588

(1)	Changes in total square footage result from remeasurement.
(2)	Non-GAAP financial measures are defined and reconciled to the most directly comparable GAAP measure herein.
(3)	Restricted share units (RSUs) and LTIP Units are equity awards that contain both service and market-based vesting components. Refer to the schedule of Common & Potential Common Shares for information regarding RSUs and LTIP Units and their impact on weighted average shares outstanding.
(4)
As of March 31, 2024, we had 4,915 series D preferred shares outstanding that were convertible into 4,032 common shares. The series D preferred shares are anti-dilutive for GAAP EPS for all periods presented. Refer to the schedule of Common & Potential Common Shares for information regarding the series D preferred shares and their impact on diluted weighted average shares outstanding for EPS, FFO per share and Normalized FFO per share.

(5)	Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares outstanding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	March 31, 2024	December 31, 2023
ASSETS
Real estate properties:
Land	$44,060	$44,060
Buildings and improvements	371,550	367,827
	415,610	411,887
Accumulated depreciation	(180,266)	(180,535)
	235,344	231,352
Cash and cash equivalents	2,170,834	2,160,535
Rents receivable	16,593	15,737
Other assets, net	16,915	17,417
Total assets	$2,439,686	$2,425,041

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$20,833	$27,298
Rent collected in advance	2,166	1,990
Distributions payable	3,359	5,640
Total liabilities	$26,358	$34,928

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 107,223,284 and 106,847,438 shares issued and outstanding, respectively	1,072	1,068
Additional paid in capital	3,935,501	3,935,873
Cumulative net income	3,952,384	3,926,979
Cumulative common distributions	(4,864,195)	(4,864,440)
Cumulative preferred distributions	(735,673)	(733,676)
Total shareholders’ equity	2,408,352	2,385,067
Noncontrolling interest	4,976	5,046
Total equity	$2,413,328	$2,390,113
Total liabilities and equity	$2,439,686	$2,425,041

ADDITIONAL BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

	March 31, 2024	December 31, 2023
Additional Balance Sheet Information

Straight-line rents receivable	$15,218	$14,995
Accounts receivable	1,375	742
Rents receivable	$16,593	$15,737

Capitalized lease incentives, net	$1,340	$1,193
Deferred leasing costs, net	10,258	10,816
Other	5,317	5,408
Other assets, net	$16,915	$17,417

Accounts payable	$2,690	$2,824
Accrued taxes	5,560	9,527
Accrued capital expenditures	5,433	2,881
Accrued leasing costs	286	206
Security deposits	2,341	2,356
Other accrued liabilities	4,523	9,504
Accounts payable, accrued expenses and other	$20,833	$27,298

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Rental revenue	$13,893	$14,226
Other revenue (1)	1,297	1,350
Total revenues	$15,190	$15,576

Expenses:
Operating expenses	$6,534	$7,256
Depreciation and amortization	4,357	4,310
General and administrative	8,323	8,555
Total expenses	$19,214	$20,121

Interest and other income, net	29,512	28,376
Income before income taxes	25,488	23,831
Income tax expense	(30)	(1,080)
Net income	$25,458	$22,751
Net income attributable to noncontrolling interest	(53)	(66)
Net income attributable to Equity Commonwealth	$25,405	$22,685
Preferred distributions	(1,997)	(1,997)
Net income attributable to Equity Commonwealth common shareholders	$23,408	$20,688

Weighted average common shares outstanding — basic (2)	107,216	109,720
Weighted average common shares outstanding — diluted (2)	108,224	111,300

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.22	$0.19
Diluted	$0.22	$0.19

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares outstanding.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Three Months Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$13,893	$13,824	$13,928	$13,358	$14,226
Other revenue (1)	1,297	1,322	1,284	1,232	1,350
Operating expenses	(6,534)	(6,542)	(6,722)	(6,942)	(7,256)
NOI	$8,656	$8,604	$8,490	$7,648	$8,320
Straight-line rent adjustments	(223)	(538)	(107)	273	279
Lease termination fees	(616)	(630)	(173)	(33)	(177)
Cash Basis NOI	$7,817	$7,436	$8,210	$7,888	$8,422
Cash Basis NOI from non-same properties (2)	16	7	(5)	(4)	(4)
Same Property Cash Basis NOI	$7,833	$7,443	$8,205	$7,884	$8,418
Non-cash rental income and lease termination fees from same properties	839	1,168	280	(240)	(102)
Same Property NOI	$8,672	$8,611	$8,485	$7,644	$8,316

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$8,672	$8,611	$8,485	$7,644	$8,316
Non-cash rental income and lease termination fees from same properties	(839)	(1,168)	(280)	240	102
Same Property Cash Basis NOI	$7,833	$7,443	$8,205	$7,884	$8,418
Cash Basis NOI from non-same properties (2)	(16)	(7)	5	4	4
Cash Basis NOI	$7,817	$7,436	$8,210	$7,888	$8,422
Straight-line rent adjustments	223	538	107	(273)	(279)
Lease termination fees	616	630	173	33	177
NOI	$8,656	$8,604	$8,490	$7,648	$8,320
Depreciation and amortization	(4,357)	(4,184)	(4,436)	(4,514)	(4,310)
General and administrative	(8,323)	(7,504)	(7,061)	(13,854)	(8,555)
Interest and other income, net	29,512	29,670	29,269	27,352	28,376
Income before income taxes	$25,488	$26,586	$26,262	$16,632	$23,831
Income tax (expense) benefit	(30)	40	(30)	(796)	(1,080)
Net income	$25,458	$26,626	$26,232	$15,836	$22,751

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

SAME PROPERTY RESULTS OF OPERATIONS
(Unaudited, dollars and square feet in thousands)

	As of and for the Three Months Ended March 31,
	2024	2023	% Change
Properties	4	4
Square Feet	1,521	1,507
% Leased	75.4%	81.6%	(6.2)%
% Commenced	74.6%	77.0%	(2.4)%

Rental revenue	$13,054	$14,328	(8.9)%
Other revenue (1)	1,297	1,343	(3.4)%
Straight-line rent adjustment	223	(279)
Lease termination fees	616	177
Total revenue	15,190	15,569	(2.4)%
Operating expenses	(6,518)	(7,253)	(10.1)%
NOI	$8,672	$8,316	4.3%
NOI Margin	57.1%	53.4%

Straight-line rent adjustment	$(223)	$279
Lease termination fees	(616)	(177)
Cash Basis NOI	$7,833	$8,418	(6.9)%
Cash Basis NOI Margin	54.6%	53.7%

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.

CALCULATION OF EBITDA, EBITDAre, AND ADJUSTED EBITDAre
(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,
	2024	2023
Net income	$25,458	$22,751
Income tax expense	30	1,080
Depreciation and amortization	4,357	4,310
EBITDA, EBITDAre and Adjusted EBITDAre	$29,845	$28,141

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Calculation of FFO
Net income	$25,458	$22,751
Real estate depreciation and amortization	4,346	4,299
FFO attributable to Equity Commonwealth	29,804	27,050
Preferred distributions	(1,997)	(1,997)
FFO attributable to EQC common shareholders and unitholders	$27,807	$25,053

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$27,807	$25,053
Straight-line rent adjustments	(223)	279
Normalized FFO attributable to EQC common shareholders and unitholders	$27,584	$25,332

Weighted average common shares and units outstanding -- basic (1)	107,439	110,044
Weighted average common shares and units outstanding -- diluted (1)	108,447	111,624
FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.26	$0.23
FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.26	$0.22
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.26	$0.23
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.25	$0.23

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended March 31, 2024 and 2023 include 223 and 324 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares and units outstanding.

PROPERTY DETAIL
As of March 31, 2024
(Unaudited, sorted by annualized rental revenue, dollars in thousands)

Same Property Portfolio(1)
	Property	City, State	Type	No. of Buildings	Square Feet	% Leased	% Commenced	Annualized Rental Revenue	Undepreciated Book Value	Net Book Value	Year Acquired
1	1225 Seventeenth Street	Denver, CO	Office	1	708,937	91.6%	90.8%	$29,594	$177,668	$111,586	2009
	(17th Street Plaza)
2	Bridgepoint Square	Austin, TX	Office	5	440,007	57.0%	55.9%	9,862	104,785	47,430	1997
3	206 East 9th Street	Austin, TX	Office	1	175,510	69.4%	69.4%	8,201	56,578	42,163	2012
	(Capitol Tower)
4	1250 H Street, NW	Washington, D.C.	Office	1	196,490	63.4%	62.5%	7,141	76,579	34,165	1998
	Total Same Properties			8	1,520,944	75.4%	74.6%	$54,798	$415,610	$235,344

(1)	Refer to the definitions section of this document for a description of our same property portfolio.

LEASING SUMMARY
(Unaudited, dollars and square feet in thousands, except per square foot data)

	As of and for the Three Months Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Properties	4	4	4	4	4
Total square feet (1)	1,521	1,521	1,521	1,521	1,507
Percentage leased	75.4%	81.2%	80.8%	82.0%	81.6%
Percentage commenced	74.6%	80.0%	79.9%	78.2%	77.0%

Total Leases
Square feet	18	32	54	68	60
Lease term (years)	4.1	3.0	6.4	4.9	5.8
Starting cash rent	$49.71	$50.88	$48.17	$48.34	$61.15
Percent change in cash rent (2)	(2.8)%	7.9%	(1.8)%	(0.7)%	3.6%
Percent change in GAAP rent (2)	(0.5)%	26.4%	6.0%	15.3%	13.8%
Total TI & LC per square foot (3)	$58.93	$16.97	$40.57	$43.44	$64.87
Total TI & LC per sq. ft. per year of lease term (3)	$14.39	$5.75	$6.38	$8.92	$11.22

Renewal Leases
Square feet	15	27	39	54	37
Lease term (years)	4.0	2.6	7.0	4.7	5.3
Starting cash rent	$49.54	$52.04	$49.47	$49.63	$63.26
Percent change in cash rent (2)	0.6%	7.9%	(1.7)%	(0.7)%	4.8%
Percent change in GAAP rent (2)	3.2%	26.4%	8.8%	15.3%	16.8%
Total TI & LC per square foot (3)	$64.35	$9.46	$41.02	$25.17	$58.65
Total TI & LC per sq. ft. per year of lease term (3)	$15.95	$3.70	$5.84	$5.40	$11.00

New Leases
Square feet	3	5	15	14	23
Lease term (years)	4.4	5.2	4.6	5.7	6.5
Starting cash rent	$50.50	$44.44	$44.73	$43.34	$57.87
Percent change in cash rent (2)	(17.6)%	—	(2.2)%	—	1.5%
Percent change in GAAP rent (2)	(17.0)%	—	(1.3)%	—	8.9%
Total TI & LC per square foot (3)	$34.43	$58.68	$39.38	$114.17	$74.56
Total TI & LC per sq. ft. per year of lease term (3)	$7.88	$11.36	$8.50	$20.15	$11.50

The above leasing summary is based on leases executed during the periods indicated and excludes leasing activity for assets during the quarter in which the asset was sold or classified as held for sale. Our same property leasing activity is identical to the information above for all periods presented. Refer to the definitions section of this document for a description of our same property portfolio.

(1)	Changes in total square footage result from remeasurement.
(2)
Percent change in GAAP and cash rents is a comparison of current rent, including estimated tenant expense reimbursements, if any, to the rent, including actual/projected tenant expense reimbursements, if any, last received for the same space on a GAAP and cash basis, respectively. Cash rent during the reporting period is calculated before deducting any initial period free rent. Leasing in suites vacant longer than two years was excluded from the calculation.

(3)	Includes tenant improvements (TI) and leasing commissions (LC).

CAPITAL SUMMARY
EXPENDITURES & SAME PROPERTY LEASING COMMITMENTS
(Unaudited, dollars and square feet in thousands)

CAPITAL SUMMARY	Three Months Ended
EXPENDITURES	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Tenant improvements	$5,752	$645	$224	$1,351	$1,757
Leasing costs	174	150	646	673	1,162
Building improvements (1)	1,855	1,495	1,438	533	195
Total capital expenditures	$7,781	$2,290	$2,308	$2,557	$3,114

Average square feet during period	1,521	1,521	1,521	1,514	1,507

Building improvements per average total sq. ft. during period	$1.22	$0.98	$0.95	$0.35	$0.13

CAPITAL SUMMARY	Three Months Ended
SAME PROPERTY LEASING COMMITMENTS	March 31, 2024
	New Leases	Renewal Leases	Total
Square feet leased during the period	3	15	18
Total TI & LC (2)	$103	$965	$1,068
Total TI & LC per square foot (2)	$34.43	$64.35	$58.93
Weighted average lease term by square foot (years)	4.4	4.0	4.1
Total TI & LC per square foot per year of lease term (2)	$7.88	$15.95	$14.39

(1)	Tenant-funded capital expenditures are excluded.
(2)	Includes tenant improvements (TI) and leasing commissions (LC).

TENANTS REPRESENTING 2.5% OR MORE OF ANNUALIZED RENTAL REVENUE
As of March 31, 2024
(Unaudited, square feet in thousands)

	Tenant	Square Feet (1)	% of Total Sq. Ft. (1)	% of Annualized Rental Revenue	Weighted Average Remaining Lease Term
1	Salesforce.com, Inc.	66	5.8%	5.7%	1.7
2	KPMG, LLP	66	5.8%	5.2%	5.2
3	Crowdstrike, Inc.	48	4.2%	5.2%	5.9
4	CBRE, Inc.	41	3.6%	3.9%	4.0
5	Jones Lang LaSalle Americas, Inc.	42	3.7%	3.6%	6.3
6	RSM US LLP	32	2.8%	3.5%	8.2
7	SonarSource US, Inc.	28	2.4%	3.0%	3.4
8	Alden Torch Financial, LLC	35	3.1%	2.9%	2.9
9	Ballard Spahr LLP	30	2.6%	2.6%	1.4
10	Simply Good Foods USA, Inc	29	2.5%	2.6%	3.7
11	Wunderman Thompson, LLC	24	2.1%	2.5%	3.3
12	Shiseido Americas Corporation	21	1.8%	2.5%	5.6

	Total	462	40.4%	43.2%	4.3

(1)
Square footage as of March 31, 2024 includes space subject to leases that have commenced for revenue recognition purposes in accordance with GAAP, space being fitted out for occupancy pursuant to existing leases, and space which is leased but is not occupied or is being offered for sublease by tenants.

SAME PROPERTY LEASE EXPIRATION SCHEDULE
As of March 31, 2024
(Unaudited, dollars and sq. ft. in thousands)

Year	Number of Tenants Expiring	Leased Sq. Ft. Expiring (1)	% of Leased Sq. Ft. Expiring	Cumulative % of Leased Sq. Ft. Expiring	Annualized Rental Revenue Expiring (2)	% of Annualized Rental Revenue Expiring	Cumulative % of Annualized Rental Revenue Expiring
2024	17	119	10.4%	10.4%	$5,849	10.7%	10.7%
2025	7	130	11.3%	21.7%	6,018	11.0%	21.7%
2026	11	69	6.0%	27.7%	3,241	5.9%	27.6%
2027	18	231	20.1%	47.8%	11,027	20.1%	47.7%
2028	11	123	10.7%	58.5%	5,400	9.9%	57.6%
2029	10	149	13.0%	71.5%	6,729	12.3%	69.9%
2030	10	159	13.9%	85.4%	7,664	14.0%	83.9%
2031	4	58	5.1%	90.5%	2,661	4.9%	88.8%
2032	1	32	2.8%	93.3%	1,942	3.5%	92.3%
2033	3	23	2.0%	95.3%	1,392	2.5%	94.8%
Thereafter	4	54	4.7%	100.0%	2,875	5.2%	100.0%
Total	96	1,147	100.0%		$54,798	100.0%
Weighted average remaining
lease term (in years)		4.2			4.3

(1)
Leased square footage as of March 31, 2024 includes space subject to leases that have commenced for revenue recognition purposes in accordance with GAAP, space being fitted out for occupancy pursuant to existing leases, and space which is leased but is not occupied or is being offered for sublease by tenants. The year expiring corresponds to the latest-expiring signed lease for a given suite. Thus, backfilled suites expire in the year stipulated by the new lease.

(2)	Excludes the Annualized Rental Revenue of space that is leased but not commenced.

COMMON & POTENTIAL COMMON SHARES
(Unaudited, share amounts in thousands)

	Three Months Ended
	March 31,
Weighted Average Share Calculation - GAAP EPS	2024	2023

Weighted average common shares outstanding - basic (1)	107,216	109,720
Weighted average dilutive RSUs and maket-based LTIP Units (2)	1,008	1,580
Weighted average common shares outstanding - diluted (1)	108,224	111,300

	Three Months Ended
	March 31,
Weighted Average Share and Unit Calculation - FFO and Normalized FFO per share and unit	2024	2023
Weighted average EQC common shares outstanding (1)	107,216	109,720
Weighted average Operating Partnership Units outstanding (3)	119	227
Weighted average time-based LTIP Units (2)(3)	104	97
Weighted average common shares and units outstanding - basic (1)	107,439	110,044
Weighted average dilutive RSUs and market-based LTIP Units (2)	1,008	1,580
Weighted average common shares and units outstanding - diluted (1)	108,447	111,624

Rollforward of Share Count to March 31, 2024	Series D Preferred Shares (4)	EQC Common Shares (5)
Outstanding on December 31, 2023	4,915	106,847
Operating Partnership Unit redemption	—	4
Share-based compensation grants and vesting, net (6)	—	372
Outstanding on March 31, 2024	4,915	107,223
Common shares issuable from RSUs, Operating Partnership Units, and LTIP Units as measured on March 31, 2024 (2)		1,358
Potential common shares as measured on March 31, 2024 (7)		108,581

(1)	Weighted average common shares outstanding for the three months ended March 31, 2024 and 2023 includes 129 and 113 unvested, earned RSUs, respectively.
(2)
We have granted RSUs and LTIP Units to certain trustees, employees and eligible consultants. RSUs and market-based LTIP Units contain service and market-based vesting components. Time-based LTIP Units contain service-based vesting components. Each LTIP Unit will convert automatically into an OP Unit on a one-for-one basis when the LTIP Unit becomes vested and its capital account is equalized with the per-unit capital account of the OP Units.

(3)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic include time-based LTIP Units and OP Units that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

(4)
As of March 31, 2024, we had 4,915 series D preferred shares that were convertible into 4,032 common shares. The series D preferred shares are anti-dilutive for GAAP EPS for all periods presented. The series D preferred shares are anti-dilutive for all periods presented with respect to FFO and Normalized FFO per common share and unit.

(5)	EQC common shares include unvested restricted shares.
(6)	This amount is net of forfeitures and shares surrendered to satisfy statutory tax withholding obligations.
(7)
Potential common shares as measured on March 31, 2024 include unvested earned RSUs. The 4,915 series D preferred shares outstanding that were convertible into 4,032 common shares as of March 31, 2024 are excluded.

DEFINITIONS
Annualized Rental Revenue
Annualized Rental Revenue is annualized contractual rents from our tenants pursuant to leases which have commenced as of March 31, 2024, plus estimated recurring expense reimbursements; excludes lease value amortization, straight-line rent adjustments, abated (free) rent periods and parking revenue. We calculate annualized rental revenue by aggregating the recurring billings outlined above for the most recent month during the quarter reported, adding abated rent, and multiplying the sum by 12 to provide an estimation of near-term potentially-recurring revenues. The annualized rental revenue of disposed properties, if any, is presented for the quarter-ended preceding each disposition.
Annualized rental revenue is a forward-looking non-GAAP measure. Annualized rental revenue cannot be reconciled to a comparable GAAP measure without unreasonable efforts, primarily due to the fact that it is calculated from the billings of tenants in the most recent month at the most recent rental rates during the quarter reported, whereas historical GAAP measures include billings from a potentially different group of tenants over multiple months at potentially different rental rates.
Building Improvements
Building improvements are expenditures to replace obsolete building components or extend the useful life of existing assets. Tenant-funded capital expenditures are excluded.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDAre and Adjusted EBITDAre
We calculate EBITDA as net income (loss) excluding interest expense, income tax expense and depreciation and amortization.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines EBITDAre as net income (loss), calculated in accordance with GAAP, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. Our calculation of Adjusted EBITDAre differs from our calculations of EBITDA and EBITDAre because we exclude certain items that we view as nonrecurring or impacting comparability from period to period. EBITDA, EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures.
We consider EBITDA, EBITDAre and Adjusted EBITDAre to be appropriate measures of our operating performance, along with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities. We believe that EBITDA, EBITDAre and Adjusted EBITDAre provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA, EBITDAre and Adjusted EBITDAre may facilitate a comparison of current operating performance with our past operating performance. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do.
Funds from Operations (FFO) and Normalized FFO
We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.
We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.
Leasing Costs
Leasing costs include leasing commissions (LCs) and related legal expenses.

DEFINITIONS
LTIP Units
LTIP Units are a class of beneficial interests in EQC Operating Trust (the Operating Trust) that may be issued to employees, officers or trustees of the Operating Trust, EQC, or their subsidiaries.
Net Operating Income (NOI), Same Property NOI, Cash Basis NOI and Same Property Cash Basis NOI
NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight-line rent adjustments, lease value amortization and lease termination fees. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2023 through March 31, 2024. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.
We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.
Net Book Value
Net book value represents the carrying value of real estate properties after depreciation and amortization, purchase price allocations and impairment write-downs, if any.
NOI Margin
NOI Margin is NOI (or the same property or cash basis derivations of NOI defined above) divided by the total revenues used to calculate NOI (or its derivation).
Operating Partnership Units
Operating Partnership Units are beneficial interests in the Operating Trust.
Other Revenue
Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
Percentage Commenced
Percentage commenced is the percentage of space subject to leases that have commenced for revenue recognition purposes in accordance with GAAP, which includes the space of tenants in a free rent period.
Percentage Leased
Percentage leased is the percentage of space subject to signed leases.
Rental Revenue
Rental revenue is primarily comprised of minimum lease payments from tenants, including tenant reimbursements. In addition, rental revenue includes lease termination fees and straight-line rent adjustments.
Same Properties
Our year-to-date same property portfolio is comprised of those properties continuously owned from January 1, 2023 through March 31, 2024. Properties classified as held for sale within our condensed consolidated balance sheets are excluded.
Tenant Improvements
Tenant improvements are capital expenditures to improve tenant spaces.

DEFINITIONS
Total Market Capitalization
Total market capitalization is the market value of preferred shares plus the market value of diluted common shares. The market value of preferred shares is the product of the number of Series D preferred shares outstanding at the end of the period and the closing share price of the Series D preferred shares (EQCpD) at the end of the period. The market value of diluted common shares is the product of the number of diluted common shares outstanding at the end of the period and the closing share price of the common shares (EQC) at the end of the period.
Undepreciated Book Value
Undepreciated book value represents the carrying value of real estate properties after purchase price allocations, and impairment write-downs, if any.